UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2017

BLACK STALLION OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55658	99-0373017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 W. 5th Street, 26th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 213-223-2071

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

On February 9, 2016, we entered into a contractor agreement (the “February Contractor Agreement”) with Rancho Capital Management Inc. (“Rancho”). Pursuant to the April Contractor Agreement, Rancho shall serve as our technical consultant in the field of petroleum based activities for a term of five years in San Diego, California. In exchange, we are to compensate Rancho with $180,000 per year.

On April 8, 2016, we entered into a contractor agreement (the “April Contractor Agreement”) with Rancho Capital Management Inc. Pursuant to the April Contractor Agreement, Rancho provides our company with financial filings, strategy and advice regarding debt and equity financings, PIPEs and technical knowledge on financings. In exchange, we are to compensate Rancho with $120,000 per year and the term of the agreement is five years.

On July 15, 2016, we entered into a contractor agreement (the “July Contractor Agreement”) with Rancho Capital Management Inc. Pursuant to the July Contractor Agreement, Rancho provides our company with services related to expertise and experience in raising capital. In exchange, we are to compensate Rancho with $120,000 per year and the term of the agreement is five years.

On February 9, 2017, the Company terminated all contractor agreements with Rancho Capital Management Inc, and therefore, the contracted annual fees of $420,000 due to be paid in 2017 were not prepaid to the contractor.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.8	Cancellation of Contractor Agreements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STALLION OIL AND GAS INC.

Date: July 20, 2017	By:	/s/ Ira Morris
Ira Morris
President and Director

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